Exhibit 99.1
Contact:
David Baggs, Investor Relations
904-359-4812

CSX Corporation Announces Expiration of Exchange Offers

Jacksonville, Fla. – March 22, 2010 – CSX Corporation (NYSE:CSX; and “CSX”) today announced the expiration of its offers to exchange certain of its outstanding debt securities described below (the “Existing Notes”) for a new series of 6.220% Notes due 2040 (the “New Notes”) and cash (the “Exchange Offers”). The Exchange Offers, which commenced on February 22, 2010, expired at 11:59 p.m., New York City time on March 19, 2010 (the “Expiration Date”).

On March 24, 2010, CSX expects to deliver an aggregate principal amount of approximately $660,000,000 of New Notes and will pay approximately $140,696,730 cash consideration for the Existing Notes accepted for exchange, plus accrued and unpaid interest on such Existing Notes.

According to information provided by the exchange agent for the Exchange Offers, CSX received valid tenders from holders of approximately $320,774,000 aggregate principal amount of 7.450% Notes due 2038 (CUSIP No. 126408GP2), approximately $208,348,000 aggregate principal amount of 7.950% Debentures due 2027 (CUSIP No. 126408BM4) and approximately $34,195,000 aggregate principal amount of 8.625% Debentures due 2022 (CUSIP No.126408AM5) (collectively, the “First Priority Existing Notes”).  In addition, according to information provided by the exchange agent for the Exchange Offers, CSX received valid tenders from holders of approximately $24,510,000 aggregate principal amount of 8.100% Debentures due 2022 (CUSIP No. 126408AQ6) and approximately $123,866,000 aggregate principal amount of 7.900% Debentures due 2017 (CUSIP No. 126408BL6). This information is preliminary and may change.

Based on the amount of Existing Notes tendered in the Exchange Offers and in accordance with the terms of the Exchange Offers, CSX will accept (1) without proration, all of the First Priority Existing Notes validly tendered as set forth above, (2) without proration, all of the 8.100% Debentures due 2022, validly tendered as set forth above and (3) on a prorated basis, approximately $72,173,000 of the 7.900% Debentures due 2017 validly tendered as set forth above.  The proration factor for the 7.900% Debentures due 2017 will be approximately 58% of the aggregate principal amount of such 7.900% Debentures due 2017 validly tendered as set forth above.

The Exchange Offers are being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated February 22, 2010 and the related letter of transmittal. The Exchange Offers are only made, and copies of the offering documents will only be made available, to a holder of the Existing Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

Forward-looking statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; and (vi) natural events such as severe weather conditions or pandemic health crises. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov.